Exhibit 10.1
Execution Version

ENDO HEALTH SOLUTIONS INC.

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is hereby entered into as of September 4, 2013, by and between Endo Health Solutions Inc. (the “Company”) and Suketu P. Upadhyay (“Executive”) (hereinafter collectively referred to as “the parties”).

In consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.
Term. The term of Executive’s employment under this Agreement shall be for the period commencing on September 23, 2013 or such other date as may be mutually agreed upon by Executive and the Company so long as it is no later than October 7, 2013 (the “Employment Commencement Date”) and ending, subject to earlier termination as set forth in Section 6, on the third anniversary of the Employment Commencement Date (the “Employment Term”).

2.	Employment. During the Employment Term:

a.
Executive shall be assigned with the duties and responsibilities of Executive Vice President and Chief Financial Officer, as may reasonably be assigned to Executive from time to time by the President and Chief Executive Officer of the Company. Executive shall perform such duties, undertake the responsibilities, and exercise the authorities customarily performed, undertaken and exercised by persons situated in a similar executive capacity at a similar company. If, at any time, Executive is elected as a director or officer of any of the Company’s subsidiaries, Executive will fulfill Executive’s duties as such director or officer without additional compensation.

b.
Executive shall devote Executive’s full-time business attention to the business and affairs of the Company. Notwithstanding the foregoing, Executive may (i) subject to the prior written approval of the Board of Directors of the Company (the “Board”), serve on civil, charitable or non-profit boards or committees or serve on one (1) public company board of directors (other than the Company), and (ii) manage personal and family investments and affairs, participate in industry organizations and deliver lectures at educational institutions, in each case so long as such service and activity does not interfere, individually or in the aggregate, with the performance of his responsibilities hereunder and subject to the Company’s code of conduct and other applicable policies as in effect from time to time.

c.	Executive shall be subject to and shall abide by each of the Company’s personnel and compliance policies applicable and communicated in writing

Exhibit 10.1

to senior executives.

3.	Sign-On Compensation

a.
Sign-On Bonus. On the first regular payroll period payment date following the Employment Commencement Date, the Company shall pay Executive a sign-on cash bonus of $200,000. The Company is required to withhold tax at the time of payment of this bonus. If Executive’s employment with the Company is terminated by the Company for Cause (as described in Section 6(c)), or by Executive without Good Reason (as described in Section 6(f)), within twelve (12) months of the Employment Commencement Date, Executive must repay to the Company the net amount of the sign-on cash bonus. Any such repayment must be made within ninety (90) days of such termination.

b.
Initial Restricted Stock Unit Grant. On the first trading day following the Employment Commencement Date, the Company shall grant Executive restricted stock units under the Company’s equity incentive plans (the “Initial RSUs”). The number of Initial RSUs shall be equal to $700,000, divided by the Fair Market Value (as defined in the applicable equity incentive plan) of a share of the Company’s common stock as of the grant date (rounded down to the nearest whole share). Such initial grant of restricted stock units shall vest ratably over a three-year period, at a rate of one-third of the total Initial RSUs on each anniversary of the grant date, provided Executive is employed on such dates by the Company, or upon an earlier termination of Executive’s employment due to death, Disability, termination by the Company without Cause or by Executive for Good Reason. All such restricted stock units shall be subject to the terms and conditions of the applicable plan and applicable award agreement.

c.
Initial Performance Share Unit Grant. On the first trading day following the Employment Commencement Date, the Company shall grant Executive performance share units (“Initial PSUs”) under the Company’s equity incentive plans. The number of Initial PSUs shall be equal to $700,000, divided by the Fair Market Value (as defined in the applicable equity incentive plan) of a share of the Company’s common stock as of the grant date (rounded down to the nearest whole share). Such initial grant of performance share units shall vest on the third anniversary of the grant date, provided Executive is then employed by the Company and subject to the achievement of the applicable performance goals, as determined by the Committee. Upon earlier termination of employment by the Company without Cause or by Executive with Good Reason, Executive shall be eligible to vest in a prorated portion of such PSUs based on Executive’s completed term of service and achievement of applicable performance criteria, provided that Executive has completed at least eighteen (18) whole and partial months of service with the Company following the grant date.

Exhibit 10.1

Upon termination due to death, such PSUs shall vest at target levels. Upon termination due to Disability, such PSUs shall continue to be eligible to vest in accordance with applicable performance-based vesting conditions. All such performance share units shall be subject to the terms and conditions of the applicable plan and applicable award agreement.

4.	Annual Compensation and Equity Grants.

a.
Base Salary. The Company agrees to pay or cause to be paid to Executive during the Employment Term a base salary at the rate of $575,000 per annum or such increased amount as the President and Chief Executive Officer of the Company or the Compensation Committee of the Board (the “Committee”) may from time to time determine, and which shall be reviewed for such increase annually, with the first such review to occur in March 2014 (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its executives, but no less frequently than monthly.

b.
Incentive Compensation. For each fiscal year of the Company ending during the Employment Term, beginning with the 2013 fiscal year, Executive shall be eligible to participate in the Company’s annual incentive plan. Executive shall be eligible to receive a target annual cash bonus of 55% of Base Salary (such target bonus, as may hereafter be increased, the “Target Bonus”), with the opportunity to receive a maximum annual cash bonus of 200% of Base Salary, in accordance with the terms of the applicable Company annual cash bonus plan as in effect immediately prior to the Employment Commencement Date. Any bonus payment shall be subject to the achievement of performance targets as set by the Committee. Such annual cash bonus shall be paid in no event later than March 15th of the taxable year following the end of the taxable year to which the performance targets relate, provided that Executive is employed by the Company through December 31st of the applicable fiscal year and any performance targets established by the Committee for the applicable fiscal year have been achieved. Notwithstanding the foregoing, for 2013, Executive’s Target Bonus shall be pro-rated to reflect the time period between the Employment Commencement Date and the last day of 2013 and Executive’s actual bonus for 2013 shall be no less than such prorated amount at target, provided that the Company’s minimum net income targets established by the Committee for the 2013 bonus program are achieved and Executive is employed by the Company through December 31, 2013.

c.
Equity Compensation. For each fiscal year or part thereof during the Employment Term, beginning with grants made in 2014 with respect to 2013 performance, Executive shall be eligible to receive equity-based compensation with a targeted grant date fair market value equal to 200% of Executive’s Base Salary for such fiscal year. All such equity-based awards

Exhibit 10.1

shall be subject to the terms and conditions set forth in the applicable plan and agreements, and in all cases shall be as determined by the Committee; provided, however, that such equity based compensation should be on the terms and conditions substantially similar to those applicable to similarly situated senior executives of the Company.

5.	Other Benefits.

a.
Employee Benefits. Except as set forth below, during the Employment Term, Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees of the Company generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, to the extent Executive is eligible under the terms of such plans. Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

b.
Executive Benefits. During the Employment Term, Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to comparable executive employees of the Company, including, but not limited to, the Company’s deferred compensation plans and any supplemental retirement, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans, provided, however, that Executive shall not be entitled to a car allowance. Unless otherwise provided herein, Executive’s participation in such plans shall be on the same basis and terms, as other senior executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive’s entitlements hereunder. Executive is responsible for any taxes that may be due based upon the value of the benefits provided.

c.
Fringe Benefits and Perquisites. During the Employment Term, Executive shall be entitled to all fringe benefits and perquisites generally made available by the Company to its senior executives; provided however that Executive shall not be entitled to a car allowance. For the avoidance of doubt, Executive shall not be entitled to any excise tax gross-up under Section 280G or 4999 of the Internal Revenue Code (or any successor provision) or any other tax gross-up.

d.
Business Expenses. Upon submission of proper invoices in accordance with the Company’s normal procedures, Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business,

Exhibit 10.1

entertainment and travel expenses incurred by Executive in connection with the performance of Executive’s duties hereunder that have been incurred in accordance with the Company’s travel and entertainment policy in effect from time to time. Such reimbursement shall be made as soon as practicable and in no event later than the end of the calendar year following the calendar year in which the expenses were incurred.

e.
Office and Facilities. During the Employment Term, Executive shall be provided with an appropriate office, with such secretarial and other support facilities as are commensurate with Executive’s status with the Company, which facilities shall be adequate for the performance of Executive’s duties hereunder.

f.
Housing Allowance. Executive shall be entitled to reimbursement for reasonable expenses incurred by Executive for temporary housing or lodging in the vicinity of the Company’s headquarters (so long as such expenses are incurred prior to relocation), in an amount not to exceed $4,000 per month for a maximum of 12 months.

g.
Relocation Assistance. The Company will provide Executive with relocation assistance to cover Executive’s documented expenses that are covered under the Company’s relocation policy and incurred within 24 months following the date hereof. As part of such relocation assistance, Executive will be required to sign a repayment agreement outlining the terms under which relocation and related reimbursements will be repayable to the Company. Executive is responsible for all taxes incurred in connection with the provision of relocation assistance and the Company may withhold amounts in respect of such taxes owed in accordance with applicable law.

h.	Vacation and Sick Leave. Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of Executive’s employment under this Agreement, pursuant to the following:

i.
Executive shall be entitled to annual vacation in accordance with the vacation policies of the Company as in effect from time to time, which shall in no event be less than four (4) weeks per year; vacation must be taken at such time or times as approved by the Company’s President and Chief Executive Officer; and

ii.	Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

Exhibit 10.1

6.
Termination. The Employment Term and Executive’s employment hereunder may be terminated under the circumstances set forth below; provided, however, that notwithstanding anything contained herein to the contrary, Executive shall not have any duties or responsibilities to the Company after Executive’s termination of employment that would preclude Executive from having a “separation from service” from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), upon such termination of employment.

a.
Disability. The Company may terminate Executive’s employment, on written notice to Executive after having reasonably established Executive’s Disability (as defined below). For purposes of this Agreement, Executive will be deemed to have a “Disability” if, as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, Executive is unable to perform the core functions of Executive’s position (with or without reasonable accommodation) or is receiving income replacement benefits for a period of three (3) months or more under an accident and health plan covering employees of the Company. Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period prior to Executive’s termination by reason of Disability during which Executive is unable to work due to a physical or mental infirmity in accordance with the Company’s policies for similarly-situated executives.

b.	Death. Executive’s employment shall be terminated as of the date of Executive’s death.

c.
Cause. The Company may terminate Executive’s employment for “Cause” by providing a Notice of Termination (as defined in Section 7 below) that notifies Executive of his termination for Cause (as defined below), effective as of the date of such notice. “Cause” shall mean, for purposes of this Agreement: (a) the continued failure by Executive to use good faith efforts in the performance of Executive’s duties under this Agreement (other than any such failure resulting from Disability or other allowable leave of absence); (b) the criminal felony indictment of Executive by a court of competent jurisdiction; (c) the engagement by Executive in misconduct that has caused, or, in the good faith judgment of the Board, is reasonably likely to cause, if not discontinued, material harm (financial or otherwise) to the Company or its affiliates; such harm may be caused by, without limitation, (i) the unauthorized disclosure of material secret or Confidential Information (as defined in Section 10(d) below) of the Company or any of its affiliates, (ii) the debarment of the Company or any of its affiliates by the U.S. Food and Drug Administration or any successor agency (the “FDA”), or (iii) the registration of the Company or any of its affiliates with the U.S. Drug Enforcement Administration of any successor agency (the “DEA”) to be revoked; (d) the debarment of Executive by the FDA; (e) the continued

Exhibit 10.1

material breach by Executive of this Agreement that is injurious to the Company, or (f) Executive makes, or is found to have made, a certification relating to the Company’s financial statements and public filings that is known to Executive to be false. Notwithstanding the foregoing, prior to having “Cause” for Executive’s termination (other than as described in clauses (b) and (d) above), the Company must deliver a written demand to Executive which specifically identifies the conduct that may provide grounds for Cause within ninety (90) calendar days of the Company’s actual knowledge of such conduct, events or circumstances, and Executive must have failed to cure such conduct (if curable) within fifteen (15) days after such demand. References to the Company in subsections (a) through (f) of this paragraph shall also include affiliates of the Company.

d.
Without Cause. The Company may terminate Executive’s employment other than for Cause, Disability or death. The Company shall deliver to Executive a Notice of Termination not less than thirty (30) days prior to the termination of Executive’s employment other than for Cause, Disability or death, and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty-day notice period.

e.
Termination by Executive Without Good Reason. Executive may voluntarily terminate Executive’s employment without Good Reason by delivering to the Company a Notice of Termination not less than thirty (30) days prior to the termination of Executive’s employment, and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty-day notice period.

f.
Termination by Executive for Good Reason. Executive may terminate employment with the Company for Good Reason (as defined below) by delivering to the Company a Notice of Termination not less than thirty (30) days prior to the termination of Executive’s employment for Good Reason. The Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty-day notice period. For purposes of this Agreement, “Good Reason” means any of the following without Executive’s written consent: (a) a material diminution in Executive’s Base Salary, Target Bonus (provided that failure to earn a bonus equal to or in excess of the Target Bonus by reason of failure to achieve applicable performance goals shall not be deemed Good Reason) or benefits; (b) a material diminution of his position, responsibilities, duties or authorities from those in effect as of the Employment Commencement Date; (c) any change in reporting structure such that Executive is required to report to someone other than the Company’s President and Chief Executive Officer or the Board or Audit Committee; (d) following Executive’s relocation, the Company changing its headquarters to a location that is more than fifty (50) miles from the Company’s current headquarters

Exhibit 10.1

(except for any such change in location that is not materially adverse to Executive); or (e) any material breach by the Company of its obligations under this Agreement. Executive shall provide notice of the existence of the Good Reason condition within ninety (90) days of the date Executive learns of the condition, and the Company shall have a period of thirty (30) days during which it may remedy the condition, and in case of full remedy such condition shall not be deemed to constitute Good Reason hereunder.

7.
Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates a termination date, the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of Executive’s employment hereunder shall be effective without such Notice of Termination (unless waived by the party entitled to receive such notice, in the manner described in Section 14(j) below).

8.	Compensation Upon Termination.

a.
Termination by the Company for Cause or by Executive Other Than for Good Reason During the Employment Term. If Executive’s employment is terminated (A) by the Company for Cause or (B) by Executive for any reason, other than for Good Reason, in either case during the Employment Term, the Company shall provide Executive with the following payments and benefits:

i.	any accrued and unpaid Base Salary;

ii.	any annual bonus earned but unpaid in respect of any completed fiscal year preceding the termination date;

iii.
reimbursement for any and all monies advanced or expenses incurred in connection with Executive’s employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the termination date in accordance with the Company’s travel and entertainment policy in effect from time to time;

iv.	any accrued and unpaid vacation pay;

v.	any previous compensation that Executive has previously deferred (including any interest earned or credited thereon), in accordance with the terms and conditions of the applicable deferred

Exhibit 10.1

compensation plans or arrangements then in effect, to the extent vested as of Executive’s termination date; and

vi.
any amount or benefit as provided under any plan, program, agreement or corporate governance document of the Company or its affiliates that are then-applicable (the “Company Arrangements”), in accordance with the terms thereof.

(the foregoing items in Sections 8(a)(i) through 8(a)(vi) being collectively referred to as the “Accrued Compensation”).

b.	Termination by the Company for Disability. If Executive’s employment is terminated by the Company for Disability, the Company shall pay or provide to Executive:

i.	the Accrued Compensation;

ii.
an amount equal to the Incentive Compensation that Executive would have been entitled to receive in respect of the fiscal year in which Executive’s termination date occurs, had Executive continued in employment until the end of such fiscal year, which amount, determined based on the Company’s actual performance for such year relative to the performance goals applicable to Executive (but without any exercise of negative discretion with respect to Executive in excess of that applied to either senior executives of the Company generally or in accordance with the Company’s historical past practice), shall be multiplied by a fraction (A) the numerator of which is the number of days in such fiscal year through termination date and (B) the denominator of which is 365 (the “Pro-Rata Bonus”) and shall be payable in a lump sum payment at the time such bonus or incentive awards are payable to other participants;

iii.	accelerated vesting and non-forfeitability, as of the termination date, of the Initial RSUs; and

iv.
continued coverage for Executive and Executive’s dependents under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination, for two (2) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible. After such two-year period, Executive and Executive’s dependents

Exhibit 10.1

who are qualified beneficiaries shall be entitled, at Executive’s election and cost, to eighteen (18) months of continuation coverage at COBRA rates.
Further, upon Executive’s Disability (irrespective of any termination of employment related thereto), the Company shall pay Executive for twenty-four (24) consecutive months thereafter regular payments in the amount by which the monthly Base Salary exceeds Executive’s monthly Disability insurance benefit.

c.	Termination By Reason of Death. If Executive’s employment is terminated by reason of Executive’s death, the Company shall pay or provide to Executive’s beneficiaries:

i.	the Accrued Compensation;

ii.	the Pro-Rata Bonus;

iii.	accelerated vesting and non-forfeitability, as of the termination date, of the Initial RSUs and the Initial PSUs (solely to the extent provided for in Section 3(c) of this Agreement); and

iv.
continued coverage for Executive’s dependents under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination, for two (2) years following such termination on terms no less favorable to Executive’s dependents (including with respect to payment for the costs thereof) than those in effect immediately prior to such termination. After such two-year period, Executive’s dependents who are qualified beneficiaries shall be entitled, at their election and cost, to eighteen (18) months of continuation coverage at COBRA rates.

d.
Termination by the Company Without Cause or by Executive for Good Reason. If Executive’s employment is terminated by the Company without Cause (other than on account of Executive’s death or Disability) or by Executive for Good Reason, in each case during the Employment Term, Executive shall be entitled to the benefits provided in this Section 8(d):

i.	the Accrued Compensation;

ii.	the Pro Rata Bonus;

iii.	accelerated vesting, non-forfeitability and exercisability, as of the termination date, of the Initial RSUs and the Initial PSUs (solely to the extent provided for in Section 3(c) of this Agreement);

Exhibit 10.1

iv.
subject to Executive’s compliance with Section 14(g) hereof, a payment equal to two (2) times the sum of Executive’s Base Salary and Target Bonus as in effect immediately prior to Executive’s termination of employment. Such payment shall be made on the 60th day following the date of Executive’s termination of employment; and

v.
subject to Executive’s compliance with Section 14(g) hereof, the Company shall provide Executive and Executive’s dependents with continued coverage under any health, medical, vision, dental and life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination, for two (2) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible (provided, however, the parties agree to cooperate such that the continued coverage is, to the extent practicable, provided in a manner so as to minimize adverse tax consequences to the Company under Section 4980D of the Code). After such two-year period, Executive and Executive’s dependents who are qualified beneficiaries shall be entitled, at Executive’s election and cost, to eighteen (18) months of continuation coverage at COBRA rates.

e.
No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(b)(iv) and 8(d)(v) above, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

f.	Survival. The Company’s obligations under this Section 8 shall survive the termination of the Employment Term.

9.	Certain Tax Treatment.

a.
Golden Parachute Tax. To the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, Executive under any other plan or agreement of the Company or any of its affiliates (such payments or benefits are collectively referred to as the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code or any successor provision thereto, or any similar tax imposed by state or local law, the Payments shall be reduced

Exhibit 10.1

(but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the “Limited Payment Amount”), but only if such reduction results in a higher after-tax payment to Executive after taking into account the Excise Tax and any additional taxes Executive would pay if such Payments and benefits were not reduced. If applicable, the Company shall reduce or eliminate the Payments provided under Section 8, to effect the provisions of this Section 9 (with payments not subject to Section 409A of the Code being reduced first). The determination of whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made, at the Company’s expense, by a reputable accounting firm selected by Executive and reasonably acceptable to the Company (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and Executive within ten (10) days of the date of termination, if applicable, or such other time as specified by mutual agreement of the Company and Executive, and if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to the Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and Executive.

b.
Section 409A. The parties intend for the payments and benefits under this Agreement to be exempt from Section 409A of the Code or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that this Agreement shall be construed and administered in accordance with such intention. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, (i) no amounts shall be paid to Executive under Section 8 of this Agreement until Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code, (ii) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Executive’s separation from service shall instead be paid on the first business day after the date that is six (6) months following Executive’s separation from service (or death, if earlier), with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semiannually, as determined under Section 1274 of the Code for the month in which payment would have been made but for the delay required pursuant to this clause, (iii) each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of Section 409A of the Code, (iv) any payments that are due

Exhibit 10.1

within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise and (v) amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during any one (1) year may not effect amounts reimbursable or provided in any subsequent year.

10.	Records and Confidential Data.

a.
Executive acknowledges that in connection with the performance of Executive’s duties during the Employment Term, the Company and its affiliates will make available to Executive, or Executive will develop and have access to, certain Confidential Information (as defined below) of the Company and its affiliates. Executive acknowledges and agrees that any and all Confidential Information learned or obtained by Executive during the course of Executive’s employment by the Company or otherwise, whether developed by Executive alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

b.
Confidential Information will be kept confidential by Executive, will not be used in any manner that is detrimental to the Company or its affiliates, will not be used other than in connection with Executive’s discharge of Executive’s duties hereunder, and will be safeguarded by Executive from unauthorized disclosure; provided, however, that Confidential Information may be disclosed by Executive (v) to the Company and its affiliates, or to any authorized agent or representative of any of them, (w) in connection with performing his duties hereunder, (x) when required to do so by law or by a court, governmental agency, legislative body, arbitrator or other person with apparent jurisdiction to order him to divulge, disclose or make accessible such information, provided that Executive notify the Company prior to such disclosure, (y) in the course of any proceeding under Section 13 or 14 of this Agreement or (z) in confidence to an attorney or other professional advisor for the purpose of securing professional advice, so long as such attorney or advisor is subject to confidentiality restrictions no less restrictive than those applicable to Executive hereunder.

c.
Following the termination of Executive’s employment hereunder, as soon as possible after the Company’s written request, Executive will return to the Company all written Confidential Information that is in his possession or control and Executive will destroy all of his copies of any analyses, compilations, studies or other documents prepared by Executive or for Executive’s use containing or reflecting any Confidential Information. Within five (5) business days of the receipt of such request by Executive, Executive shall, upon written request of the Company, deliver to the

Exhibit 10.1

Company a document certifying that such written Confidential Information has been returned or destroyed in accordance with this Section 10(c).

d.	For the purposes of this Agreement, “Confidential Information” shall mean all confidential and proprietary information of the Company and its affiliates, including, without limitation,

i.
trade secrets concerning the business and affairs of the Company and its affiliates, product specifications, data, know-how, formulae, compositions, processes, non-public patent applications, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information);

ii.
information concerning the business and affairs of the Company and its affiliates (which includes unpublished financial statements, financial projections and budgets, unpublished and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, to the extent not publicly known, personnel training and techniques and materials) however documented; and

iii.
notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company or its affiliates containing or based, in whole or in part, on any information included in the foregoing. For purposes of this Agreement, Confidential Information shall not include and Executive’s obligations shall not extend to (i) information that is generally available to the public, (ii) information obtained by Executive other than pursuant to or in connection with this employment and (iii) information that is required to be disclosed by law or legal process.

e.
Nothing herein or elsewhere shall preclude Executive from retaining and using (i) his personal papers and other materials of a personal nature, including, without limitation, photographs, correspondence, personal diaries, calendars, personal files, rolodex (and paper/electronic equivalents) and phone books (so long as no such materials are covered by any Company hold order), (ii) documents relating to his personal entitlements and obligations, and (iii) information that is necessary for his personal tax

Exhibit 10.1

purposes.

11.	Covenant Not to Solicit, Not to Compete, Not to Disparage and to Cooperate in Litigation.

a.
Covenant Not to Solicit. To protect the Confidential Information and other trade secrets of the Company and its affiliates as well as the goodwill and competitive business of the Company and its affiliates, Executive agrees, during the Employment Term and for a period of twenty-four (24) months after Executive’s cessation of employment with the Company, not to solicit or participate in or assist in any way in the solicitation of any employees of the Company or its affiliates. For purposes of this covenant, “solicit” or “solicitation” means directly or indirectly influencing or attempting to influence employees of the Company or its affiliates to cease employment with the Company and its affiliates (except in the course of Executive’s duties to the Company) or to become employed with any other person, partnership, firm, corporation or other entity. Executive agrees that the covenants contained in this Section 11(a) are reasonable and desirable to protect the Confidential Information of the Company and its affiliates, provided, that solicitation through general advertising not targeted at the Company’s or its affiliates’ employees or the provision of references shall not constitute a breach of such obligations.

b.	Covenant Not to Compete.

i.
To protect the Confidential Information and other trade secrets of the Company and its affiliates as well as the goodwill and competitive business of the Company and its affiliates, Executive agrees, during the Employment Term and for a period of eighteen (18) months after Executive’s cessation of employment with the Company, that Executive will not, except in the course of Executive’s employment hereunder, directly or indirectly manage, operate, control, or participate in the management, operation, or control of, be employed by, associated with, or in any manner connected with, lend Executive’s name to, or render services or advice to, any third party, or any business, whose products and services compete with the products and services offered by the Company and its affiliates during the twelve-month period ending on the date of the cessation of Executive’s employment with the Company; provided, however, that Executive may in any event (w) own up to a 5% passive ownership interest in any public or private entity, (x) be employed by, or otherwise have material association with, any business whose products and services compete with the products and services of the Company and its affiliates so long as his employment or association is with a separately managed and operated division or affiliate of such business that does not

Exhibit 10.1

compete with the Company and its affiliates, and (y) serve on the board of any business whose products and services compete with the products and services of the Company and its affiliates as an immaterial part of its overall business, provided that he recuses himself fully and completely from all matters relating to such business.

ii.
For purposes of this Section 11(b), any third party, or any business, whose business competes includes any entity with which the Company has a product(s) licensing agreement at the date of the cessation of Executive’s employment with the Company and any entity with which the Company is, as of the date of the cessation of Executive’s employment with the Company, to the knowledge of Executive (as reflected by the deliberations of the Company’s senior leadership team), negotiating, and eventually concludes within twelve (12) months of the Employment Term, a product licensing or acquisition agreement.

c.
Nondisparagement. Executive covenants that during and following the Employment Term, Executive will not disparage or encourage or induce others to disparage the Company or its affiliates, together with all of their respective past and present directors and officers, as well as their respective past and present managers, officers, shareholders, partners, employees, agents, attorneys, servants and customers and each of their predecessors, successors and assigns (collectively, the “Company Entities and Persons”); provided that such limitation shall extend to past and present managers, officers, shareholders, partners, employees, agents, attorneys, servants and customers only in their capacities as such or in respect of their relationship with the Company and its affiliates. The Company agrees that, during and following the Employment Term, neither the Company nor any director or executive officer will make any written statement that disparages Executive or encourages or induces others to disparage Executive. The term “disparage” includes, without limitation, comments or statements adversely affecting in any manner (i) the conduct of the business of the Company Entities and Persons or Executive, or (ii) the business reputation of the Company Entities and Persons or Executive. Nothing in this Agreement is intended to or shall prevent either party from providing, or limiting testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law.

d.
Cooperation in Any Investigations and Litigation. Executive agrees that Executive will reasonably cooperate with the Company and its affiliates, and its counsel, in connection with any investigation, inquiry, administrative proceeding or litigation relating to any matter in which Executive becomes

Exhibit 10.1

involved or of which Executive has knowledge as a result of Executive’s service with the Company by providing truthful information. The Company agrees to promptly reimburse Executive for reasonable expenses (including travel expenses, attorneys’ fees and other expenses of counsel) incurred by Executive, in connection with Executive’s cooperation pursuant to this Section 11(d). Such reimbursements shall be made within sixty (60) days following Executive’s submission of a written invoice to the Company describing such expenses in reasonable detail, and in no event later than the calendar year following the year in which the expenses are incurred. Executive agrees that, in the event Executive is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Executive’s employment by the Company, Executive will, to the extent not legally prohibited from doing so, give prompt notice of such request to the Company’s Chief Legal Officer so that the Company may contest the right of the requesting person or entity to such disclosure before making such disclosure. Nothing in this provision shall require Executive to violate Executive’s obligation to comply with valid legal process.

e.
Blue Pencil. It is the intent and desire of Executive and the Company that the provisions of this Section 11 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 11 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

f.	Survival. Executive’s obligations under this Section 11 shall survive the termination of the Employment Term.

12.
Remedies for Breach of Obligations under Sections 10 or 11 hereof. Executive acknowledges that the Company and its affiliates will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches Executive’s obligations under Sections 10 or 11 hereof. Accordingly, Executive agrees that the Company and its affiliates will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Executive of Executive’s obligations under Sections 10 or 11 hereof in any Federal or state court sitting in the State of Delaware, or, at the Company’s election, in any other state in which Executive maintains Executive’s principal residence or Executive’s principal place of business. Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company or its affiliates to obtain that injunctive relief, and Executive agrees that process in any or all of those

Exhibit 10.1

actions or proceedings may be served by registered mail, addressed to the last address provided by Executive to the Company, or in any other manner authorized by law.

13.	Representations and Warranties.

a.
The Company represents and warrants that (i) it is fully authorized to enter into this Agreement and to perform its obligations under it, (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, arrangement, plan or corporate governance document (x) to which it is a party or (y) by which it is bound, and (iii) upon the execution and delivery of this Agreement by the parties, this Agreement shall be its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

b.
Executive represents and warrants to the Company that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

14.	Miscellaneous.

a.	Successors and Assigns.

i.
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The Company may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or to an affiliate of the Company. The term “the Company” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

Exhibit 10.1

ii.
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal personal representatives.

b.
Fees and Expenses. The Company shall pay reasonable and documented legal fees and related expenses, up to a maximum amount of $10,000, incurred by Executive in connection with the negotiation of this Agreement. Such reimbursement shall be made as soon as practicable, but in no event later than the end of the calendar year following the calendar year in which the expenses were incurred.

c.
Indemnification. Executive shall be indemnified by the Company as, and to the extent, provided in the by-laws and Certificate of Incorporation of the Company. The obligations under this paragraph shall survive termination of the Employment Term.

d.
Right to Counsel. Executive acknowledges that Executive has had the opportunity to consult with legal counsel of Executive’s choice in connection with the drafting, negotiation and execution of this Agreement and related employment arrangements.

e.
Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Company’s Chief Legal Officer. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

f.
Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount thereof.

g.
Release of Claims. The termination benefits described in Section 8(d)(iv) and (v) of this Agreement shall be conditioned on Executive delivering to the Company, a signed release of claims in the form of Exhibit A hereto within forty-five (45) days or twenty-one (21) days, as may be applicable under the Age Discrimination in Employment Act of 1967, as amended by

Exhibit 10.1

the Older Workers Benefit Protection Act, following Executive’s termination date, and not revoking Executive’s consent to such release of claims within seven (7) days of such execution; provided, however, that Executive shall not be required to release any rights Executive may have to be indemnified by the Company under Section 14(c) of this Agreement or under any other indemnification agreement entered into between Executive and the Company.

h.
Resignation as Officer or Director. Upon a termination of employment for any reason, Executive shall resign each position (if any) that Executive then holds as an officer or director of the Company and any of its affiliates. Executive’s execution of this Agreement shall be deemed the grant by Executive to the officers of the Company of a limited power of attorney to sign in Executive’s name and on Executive’s behalf any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations.

i.	Executive Acknowledgement. Executive acknowledges the Company’s Stock Ownership Guidelines, as described in the Company’s proxy statement for its 2013 annual shareholders’ meeting.

j.
Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or noncompliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

k.
Effect of Other Law. Anything herein to the contrary notwithstanding, the terms of this Agreement shall be modified to the extent required to meet the provisions of the Sarbanes-Oxley Act of 2002, Section 409A of the Code, or other federal law applicable to the employment arrangements between Executive and the Company. Any delay in providing benefits or payments, any failure to provide a benefit or payment, or any repayment of compensation that is required under the preceding sentence shall not in and of itself constitute a breach of this Agreement, provided, however, that the Company shall provide economically equivalent payments or benefits to Executive to the extent permitted by law.

l.
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State,

Exhibit 10.1

without giving effect to the conflict of law principles thereof.

m.
No Conflicts. Executive represents and warrants to the Company that Executive is not a party to or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with or in any way preclude, limit or inhibit Executive’s ability to execute this Agreement or to carry out Executive’s duties and responsibilities hereunder.

n.
Inconsistencies. In the event of any inconsistency between any provision of this Agreement and any provision of any employee handbook, personnel manual, program, policy, or arrangement of the Company or its affiliates (including, without limitation, any provisions relating to notice requirements and post-employment restrictions), the provisions of this Agreement shall control, unless Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving.

o.
Beneficiaries/References. In the event of Executive’s death or a judicial determination of his incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

p.
Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties hereunder shall survive the Employment Term and any termination of Executive’s employment. Without limiting the generality of the forgoing, the provisions of Section 8, 10, 11, and 12 shall survive the Employment Term.

q.
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

r.
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

s.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Exhibit 10.1

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

ENDO HEALTH SOLUTIONS INC.

By:        /S/ RAJIV DE SILVA
Name:     Rajiv De Silva
Title:        President & Chief Executive Officer

EXECUTIVE

By:        /S/ SUKETU P. UPADHYAY
Name:        Suketu P. Upadhyay

Exhibit 10.1

EXHIBIT A
FORM OF RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Release”) is made by and between Suketu P. Upadhyay (“Executive”) and Endo Health Solutions Inc. (the “Company”).

1.
FOR AND IN CONSIDERATION of the payments and benefits provided in the Employment Agreement between Executive and the Company dated as of September 4, 2013, (the “Employment Agreement”), Executive, for himself, his successors and assigns, executors and administrators, now and forever hereby releases and discharges the Company, together with all of its past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (hereinafter collectively referred to as the “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Executive or Executive’s executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever; arising from the beginning of time up to the date of the Release: (i) relating in any way to Executive’s employment relationship with the Company or any of the Releasees, or the termination of Executive’s employment relationship with the Company or any of the Releasees; (ii) arising under or relating to the Employment Agreement; (iii) arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and/or the applicable state law against discrimination, each as amended; (iv) relating to wrongful employment termination or breach of contract; or (v) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and Executive; provided, however, that notwithstanding the foregoing, nothing contained in the Release shall in any way diminish or impair: (a) any rights Executive may have, from and after the date the Release is executed; (b) any rights to indemnification that may exist from time to time under the Company’s certificate of incorporation or bylaws, or state law or any other indemnification agreement entered into between Executive and the Company; (c) any rights Executive may have that arise under (or that are preserved by) the Employment Agreement, including, without limitation, the Executive’s right to payment of any accrued but unpaid amounts provided under the Employment Agreement; (d) Executive’s ability to bring appropriate proceedings to enforce the Release; (e) any rights or claims Executive may have that cannot be waived under applicable law; or (f) any claim against any Releasee that brings a claim against Executive (collectively, the “Excluded Claims”). Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Releasees have fully satisfied any and all obligations whatsoever

1

Exhibit 10.1

owed to Executive arising out of Executive’s employment with the Company or any of the Releasees, and that no further payments or benefits are owed to Executive by the Company or any of the Releasees.

2.
Executive understands and agrees that, except for the Excluded Claims, Executive has knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may be commenced on Executive’s behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for back pay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys’ fees.

3.
Executive acknowledges and agrees that Executive has been advised to consult with an attorney of Executive’s choosing prior to signing the Release. Executive understands and agrees that Executive has the right and has been given the opportunity to review the Release with an attorney of Executive’s choice should Executive so desire. Executive also agrees that Executive has entered into the Release freely and voluntarily. Executive further acknowledges and agrees that Executive has had at least [twenty-one (21)] [forty-five (45)] calendar days to consider the Release, although Executive may sign it sooner if Executive wishes. In addition, once Executive has signed the Release, Executive shall have seven (7) additional days from the date of execution to revoke Executive’s consent and may do so by writing to: ___________. The Release shall not be effective, and no payments shall be due hereunder, earlier than the eighth (8th) day after Executive shall have executed the Release and returned it to the Company, assuming that Executive had not revoked Executive’s consent to the Release prior to such date.

4.
It is understood and agreed by Executive that the payment made to Executive is not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Releasees, by whom liability is expressly denied.

5.
The Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by the Company or any of the other Releasees as to the merits, legal liabilities or value of Executive’s claims. Executive further acknowledges that Executive has had a full and reasonable opportunity to consider the Release and that Executive has not been pressured or in any way coerced into executing the Release.

6.
The exclusive venue for any disputes arising hereunder shall be the state or federal courts located in the State of Delaware, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of

2

Exhibit 10.1

the fact and amount of such award or judgment.

7.
The Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Delaware. If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

8.	The Release shall inure to the benefit of and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, Executive and the Company have executed the Release as of the date and year first written above.

IMPORTANT NOTICE: BY SIGNING BELOW YOU RELEASE AND GIVE UP ANY AND ALL LEGAL CLAIMS, KNOWN AND UNKNOWN, THAT YOU MAY HAVE AGAINST THE COMPANY AND RELATED PARTIES.

__________________________________        ______________________
ENDO HEALTH SOLUTIONS INC.            Suketu P. Upadhyay

Dated:____________________            Dated:__________________

3